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                                                                      EXHIBIT 10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated May 17, 1999, appearing in the annual report to shareholders for the year ended March 31, 1999. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which constitutes part of this Registration Statement, and under the heading "Experts" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, MA
May 28, 1999